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                                                                     EXHIBIT 4.1

                             SUBSCRIPTION AGREEMENT

         The undersigned Columbia Hill, LLC ("CH") hereby subscribes to and agrees to purchase the following described securities of PF Management, Inc. (hereinafter called the "Corporation"), a corporation organized or to be organized under the laws of the State of North Carolina.

         1. Description of securities. The securities hereby subscribed and agreed to be purchased are fifty-nine thousand fifty-nine (59,059) shares of the common capital stock of the Corporation.

         2. Purchase price. In consideration of the shares, CH will contribute to the Corporation the following securities, subject to certain liabilities, all as set forth on Exhibit A attached hereto. By acceptance of this Subscription, the Corporation hereby agrees to assume the aforesaid liabilities and hold CH harmless therefrom.

         3. Assignment. CH represents and warrants to the Corporation that its intent is, and it has so declared, to distribute by way of complete liquidation the aforesaid shares of the Corporation to be received hereby. In furtherance thereof, CH hereby expressly directs the Corporation to issue the aforesaid shares (herein the "Assigned Securities") and register the same as follows:

         James C. Richardson, Jr. - 27,817 shares

         David R. Clark - 31,242 shares

         4. Investment representation. Each of the undersigned, James C. Richardson Jr. and David R. Clark as members of CH hereby represent and agree that the securities of the Corporation received in liquidation from Columbia Hill, LLC (the "Assigned Securities") will be for investment only, for their own accounts, and not with any view to the resell or distribution thereof; that the undersigned will not resell the Assigned Securities without registration under federal and state securities laws or exemptions therefrom; and that the undersigned understand that the Assigned Securities will be issued, without registration, under exemptions in the federal and state securities laws that depend upon the intent hereby represented and that the Corporation will rely on such representation in issuing such securities without registration. The undersigned members further agree that the share certificates issued for the Assigned Securities, and any replacements thereof, may be marked with a legend to the effect that such securities cannot be sold or transferred without either
(a) registration under federal and state securities laws, or (b) an opinion of counsel satisfactory to the Corporation that neither the sale nor the proposed transfer constitutes a violation of any federal or state securities law.


                            [Signature Page Attached]
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         This 17th day of April, 2001.


                           COLUMBIA HILL, LLC

                           By: /s/ James C. Richardson, Jr.
                               -------------------------------------------------
                               James C. Richardson, Jr. - Manager and Member

                           By: /s/ David R. Clark
                               -------------------------------------------------
                               David R. Clark - Manager and Member



                           Address: Post Office Box 3967
                                    Hickory, NC  28603

                           Taxpayer Identification No.:

                           56-2156358

Accepted this 17th day of April, 2001.

PF Management, Inc.

By: /s/ David R. Clark
   ---------------------------------
   President


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                                    EXHIBIT A

         46,799 shares of Pierre Foods, Inc. ("Pierre") subject to the following liabilities of Columbia Hill, LLC ("CH"), hereby assumed by the Corporation:


         (a) Note dated February 28, 1997, as modified by Modification Agreement dated January 7, 1999, in original amount of $705,493.00 plus accrued interest from date payable on demand to Fresh Foods, Inc. (now Pierre Foods, Inc.) secured by the guaranty of James C. Richardson, Jr., David R. Clark, and Larry D. Hefner. Said assumption to be evidenced by such loan assumption and/or other loan or collateral documentation as agreed by and between the Corporation and undersigned.

         (b) Note dated July 21, 1997 in original amount of $450,000.00 with present balance of $350,000.00 payable to Richard F. Howard, secured by the guaranty of James C. Richardson, Jr., David R. Clark, and Larry D. Hefner. Said assumption to be evidenced by such loan assumption and/or other loan or collateral documentation as agreed by and between the Corporation and aforesaid note holder et al.

         (c) Note dated February 19, 1999 in original amount of $330,000.00 payable to First Century Bank, N.A., secured by: (i) 42,799 shares of Pierre (owned by CH), and (ii) the guaranty of James
                  C. Richardson, Jr., David R. Clark, and Larry D. Hefner. Said assumption to be evidenced by such loan assumption and/or other loan or collateral documentation as agreed by and between the Corporation and aforesaid lender et al.